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                                                                      EXHIBIT 21
                                                                      ----------

                        SUBSIDIARIES OF THE REGISTRATION

     The Company has two wholly-owned subsidiaries. All others listed are either direct or indirect subsidiaries of Mid America Bank, fsb.

      Subsidiaries of the Company         State of Incorporation
      ---------------------------         ----------------------

Mid America Bank, fsb                            Illinois

MAF Developments, Inc.                           Illinois

       Subsidiaries of the Bank
       ------------------------

Ambria Development Corporation                   Illinois

Centre Point Title Corporation                   Illinois

Mid America Development Services, Inc.           Illinois

Mid America Insurance Agency, Inc.               Illinois

Mid America Finance Corporation                  Illinois

Mid America Mortgage Securities, Inc.            Illinois

N.W. Acceptance Corporation                      Delaware

N.W. Financial Corporation                       Illinois

Randall Road Development Corporation             Illinois

Reigate Woods Development Corporation            Illinois